                                  EXHIBIT 3.6

                                     INDEX
                            ARTICLES OF ASSOCIATION
                                       OF
                               NASSAU SPIRIT INC.

1.00    INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . .      1
        1.01    Definition . . . . . . . . . . . . . . . . . . . . .      1

2.00    ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . .      1
        2.01    Corporate Seal . . . . . . . . . . . . . . . . . . .      1
        2.02    Financial Year . . . . . . . . . . . . . . . . . . .      1
        2.03    Registered Agent . . . . . . . . . . . . . . . . . .      1
        2.04    Execution of Instruments . . . . . . . . . . . . . .      1
        2.05    Bank Arrangements  . . . . . . . . . . . . . . . . .      2
        2.06    Voting Rights in Other Bodies Corporate  . . . . . .      2

3.00    DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . .      2
        3.01    Number . . . . . . . . . . . . . . . . . . . . . . .      2
        3.02    Vacancies  . . . . . . . . . . . . . . . . . . . . .      2
        3.03    Election . . . . . . . . . . . . . . . . . . . . . .      2
        3.04    Organization . . . . . . . . . . . . . . . . . . . .      2
        3.05    Quorum . . . . . . . . . . . . . . . . . . . . . . .      2
        3.06    Calling of Meetings  . . . . . . . . . . . . . . . .      2
        3.07    Notice of Meeting  . . . . . . . . . . . . . . . . .      2
        3.08    Adjourned Meeting  . . . . . . . . . . . . . . . . .      3
        3.09    Casting Vote . . . . . . . . . . . . . . . . . . . .      3
        3.10    Compensation . . . . . . . . . . . . . . . . . . . .      3
        3.11    Office Vacated . . . . . . . . . . . . . . . . . . .      3
        3.12    Alternate Directors  . . . . . . . . . . . . . . . .      3
        3.13    Director's Proxy . . . . . . . . . . . . . . . . . .      3
        3.14    Sole Director  . . . . . . . . . . . . . . . . . . .      3
        3.15    Committee Proceedings  . . . . . . . . . . . . . . .      4
        3.16    Acts Valid . . . . . . . . . . . . . . . . . . . . .      4
        3.17    Body Corporate Director  . . . . . . . . . . . . . .      4

4.00    OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . .      4
        4.01    Appointment of Officers  . . . . . . . . . . . . . .      4
        4.02    Chairman of the Board  . . . . . . . . . . . . . . .      4
        4.03    Managing Director  . . . . . . . . . . . . . . . . .      4
        4.04    President  . . . . . . . . . . . . . . . . . . . . .      4
        4.05    Vice President . . . . . . . . . . . . . . . . . . .      4
        4.06    Secretary  . . . . . . . . . . . . . . . . . . . . .      4
        4.07    Treasurer  . . . . . . . . . . . . . . . . . . . . .      4
        4.08    Other Officers . . . . . . . . . . . . . . . . . . .      5
        4.09    Variation of Powers and Duties . . . . . . . . . . .      5
        4.10    Term of Office . . . . . . . . . . . . . . . . . . .      5
        4.11    Remuneration . . . . . . . . . . . . . . . . . . . .      5
        4.12    Conflict of Interest . . . . . . . . . . . . . . . .      5
        4.13    Agents and Attorneys . . . . . . . . . . . . . . . .      5
        4.14    Bonds  . . . . . . . . . . . . . . . . . . . . . . .      5

5.00    MEMBERS  . . . . . . . . . . . . . . . . . . . . . . . . . .      5
        5.01    Notice of Meetings . . . . . . . . . . . . . . . . .      5
        5.02    Voting, Proxy and Record Date  . . . . . . . . . . .      5
        5.03    Chairman and Secretary . . . . . . . . . . . . . . .      5
        5.04    Persons Entitled to Be Present . . . . . . . . . . .      6
        5.05    Quorum . . . . . . . . . . . . . . . . . . . . . . .      6
        5.06    Casting Vote . . . . . . . . . . . . . . . . . . . .      6
        5.07    Show of Hands  . . . . . . . . . . . . . . . . . . .      6
        5.08    Ballots  . . . . . . . . . . . . . . . . . . . . . .      6
        5.09    Admission or Rejection of a Vote . . . . . . . . . .      6
        5.10    One Shareholder  . . . . . . . . . . . . . . . . . .      6
        5.11    Merger or Consolidation  . . . . . . . . . . . . . .      6
        5.12    Notice on Transmission . . . . . . . . . . . . . . .      6
        5.13    Committee  . . . . . . . . . . . . . . . . . . . . .      7

6.00    SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
        6.01    Certificates . . . . . . . . . . . . . . . . . . . .      7
        6.02    Allotment and Issue  . . . . . . . . . . . . . . . .      7
        6.03    Transfer and Transmission of Shares  . . . . . . . .      7
        6.04    Lien on Shares . . . . . . . . . . . . . . . . . . .      7
        6.05    Lost or Destroyed Certificates . . . . . . . . . . .      8

7.00    DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . .      8
        7.01    Record Date  . . . . . . . . . . . . . . . . . . . .      8
        7.02    Unclaimed Dividends  . . . . . . . . . . . . . . . .      8
        7.03    Dividends on Transmission  . . . . . . . . . . . . .      8
        7.04    Dividend in Specie . . . . . . . . . . . . . . . . .      8
        7.05    Payment  . . . . . . . . . . . . . . . . . . . . . .      8
        7.06    Joint Holders  . . . . . . . . . . . . . . . . . . .      9

8.00    BORROWING AND SECURITIES . . . . . . . . . . . . . . . . . .      9
        8.01    Borrowing Power  . . . . . . . . . . . . . . . . . .      9
        8.02    Delegation . . . . . . . . . . . . . . . . . . . . .      9

9.00    THE PROTECTION OF DIRECTORS, OFFICERS AND OTHERS . . . . . .      9
        9.01    Indemnity  . . . . . . . . . . . . . . . . . . . . .      9
        9.02    Insurance  . . . . . . . . . . . . . . . . . . . . .      9

10.00   MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . .      9
        10.01   Reserve  . . . . . . . . . . . . . . . . . . . . . .      9
        10.02   Authentication . . . . . . . . . . . . . . . . . . .     10
        10.03   Corporate Seal . . . . . . . . . . . . . . . . . . .     10
        10.04   Computation of Time  . . . . . . . . . . . . . . . .     10
        10.05   Amendments . . . . . . . . . . . . . . . . . . . . .     10

                           ARTICLES OF ASSOCIATION
                                      OF
                             NASSAU SPIRIT, INC.
                   THE INTERNATIONAL BUSINESS COMPANIES ACT


1.00    INTERPRETATION

        1.01    DEFINITION

        In these Articles and all Resolutions of the Board and Members, unless the context otherwise requires:

        A. "Act" means The International Business Companies Act, 1989 (no. 2 of 1990), and any statute that may be substituted therefore, as from time to time amended and any regulations made thereunder;

        B.      "Appoint" includes "Elect" and vice versa;

        C. "Articles" means these Articles of Association as originally framed or as from time to time amended;

        D. "Board" means the Board of Directors of the company or the Directors, or alternate directors of the Company present at a meeting of Directors at which a quorum is present;

        E. "Director(s)" means the Members of the Board, including alternate directors and where the context so requires, persons acting on behalf of the Board by order of and with the authority of the Board;

        F. "Memorandum of Association" means the original Memorandum of Association of the Company and any amendments thereto;

        G.      The "Office" means the registered office for the time being;

        H. "Person" includes an individual, a corporation, a trust, the estate of a deceased individual, a partnership, or an unincorporated association of persons;

        I. "Secretary" shall include an assistant secretary and any person appointed to perform the duties of Secretary temporarily;

        J. "Signing Officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the company by virtue of Clause
2.04 or by a resolution passed pursuant thereto;

        K. "Written" or any synonym thereof includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible and permanent or semi-permanent form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

        Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders.

2.00    ADMINISTRATION

        2.01    CORPORATE SEAL

        The corporate seal of the company shall be in the form as determined by the Board from time to time.

        2.02    FINANCIAL YEAR

        The financial year of the company shall be determined by the Board from time to time.

        2.03    REGISTERED AGENT

        The Board may change the registered agent from time to time which change will be notified to the Registrar.

        2.04    EXECUTION OF INSTRUMENTS

                a. Any officer or any Director may sign certificates and similar instruments (other than share certificates) on the company's behalf with respect to any factual matters relating to the company's business and affairs, including certificates certifying copies of the Memorandum of Association, the Articles, resolutions and minutes of meetings of the Members and the Board.

                b. Deeds, transfers, assignments, contracts, obligations, and other instruments of any nature may be signed on behalf of the company by one person who is either a Director and/or Officer of the company.

                c. Security certificates (including share certificates) shall be signed by at least one Director or Officer of the company or by or on behalf of a registrar, transfer agent or branch transfer agent of the company or by a trustee who certifies it in accordance with a trust indenture. Any signature required on a security certificate (including share certificates) may be printed or otherwise mechanically reproduced on it.

        In addition, the Board may from time to time direct the person or persons by whom any particular instruments or class of instruments may or shall be signed. Any Signing Officer or Director may have affixed the company seal to any instrument requiring the same.

        2.05    BANK ARRANGEMENTS

        The banking business of the company including, without limitation, the borrowing of money and the giving of security therefore, shall be transacted with such banks, trust companies or other body corporate or organization as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of power as the Board may from time to time prescribe or authorize.

        2.06    VOTING RIGHTS IN OTHER BODIES CORPORATE

        The Signing Officers of the company may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the company. Such instruments, certificate or other evidence shall be in favor of such person or persons as may be determined by the Officer or Officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the rights to exercise such voting rights. In addition, the Board, or failing the Board, the Signing Officers of the company, may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

3.00    DIRECTORS

        3.01    NUMBER

        The Board shall consist of not less than three Directors unless the shares of the company are owned by less than three shareholders, in which case the number of Directors may equal the number of shareholders.

        3.02    VACANCIES

        Vacancies in the Board may be filled either by the remaining Directors then in office, even though less than a quorum, or by the members.

        3.03    ELECTION

        In addition to election as provided under the Act, Directors are also hereby empowered to elect other Directors for such term as such Directors may determine.

        3.04    ORGANIZATION

        At each meeting of the Board, the Chairman of the Board, or, in the absence of the Chairman of the Board, the President, or in the absence of both, a Chairman chosen by the Directors present shall preside, and the Secretary, of the company, or, in the absence of the Secretary, a person appointed by the Chairman of the meeting shall act as Secretary. The Board may adopt such rules as they shall deem proper, not inconsistent with the Act or these Articles, for the conduct of their meetings and the management of the affairs of the company. At all meetings of the Board, business shall be transacted in such order as the Board may determine.

        3.05    QUORUM

        The quorum shall be the quorum as set by the Act. If a quorum is present at the opening of any meeting of Directors, the Directors present may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting.

        3.06    CALLING OF MEETINGS

        Meetings of the Board shall be held from time to time at such time and at such place as the Board, the Chairman of the Board, the Managing Director, the President or any two Directors may determine. Provided always that should more than one of the above named call a meeting at or for substantially the same time there shall be held only one meeting and such meeting shall occur at the time and place determined by, in order of priority, the Board, the Chairman, the President or the Managing Director.

        3.07    NOTICE OF MEETING

        A notice of a meeting of the Board need not specify the purpose of or the business to be transacted at the meeting, except where the Act requires such purpose or business to be specified.

        3.08    ADJOURNED MEETING

        Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

        3.09    CASTING VOTE

        At all meetings of the Board each Director, including the Chairman, shall be entitled to vote on every question, except as restricted by the Act, and in case of an equality of votes the Chairman of the meeting shall be entitled to a second or casting vote.

        3.10    COMPENSATION

        The Board from time to time, in its discretion, fix the amount, if any, which shall be payable to members of the Board for attendance at meetings of the Board or of any committee and for services rendered to the company. The Directors shall be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the Board or of any committee thereof.

        3.11    OFFICE VACATED

        The office of a Director shall be vacated and shall be deemed to be vacated in any of the following events, namely:

        a)       if he becomes prohibited by law from acting as a Director;

        b)       if he resigns by writing left at the office;

        c) if he becomes of unsound mind or be judged incapable of managing his own affairs; or

        d) if he be requested in writing by members holding a majority in value of the issued share capital of the company to resign.

        3.12    ALTERNATE DIRECTORS

        a) Any Director may at any time by writing and deposited at the Office appoint any person approved by the Board to be his alternate Director either for any particular meeting or for such period of time (not exceeding his own period of office) as such writing shall stipulate and may in like manner at any time terminate such appointment.

        b) The appointment of an alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render him legally disqualified from acting as a Director. His appointment shall also determine ipso facto if his appointor cease for any reason to be a Director.

        c) An alternate Director shall (subject to his giving to the Company an address at which notices may be served upon him) be entitled to receive notices of meetings of the Board and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions generally of his appointor as a Director and in the event of his having express authority in writing from his appointor he shall be entitled to sign any resolution. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of this presents.

        d) An alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to his appointor has such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

        3.13    DIRECTOR'S PROXY

        A Director who is unable to attend any meeting of the Board and has not appointed an alternate Director may authorize any other Director to vote for him at that meeting, and in that event the Director so authorized shall have a vote for each Director by whom he is so authorized in addition to his own vote. Any such authority must be in writing and produced at the meeting at which the same is to be used, and be left with the Secretary for filing.

        3.14    SOLE DIRECTOR

        If the Company shall have only one Director the provisions herein contained for meetings of the Board shall not apply but such sole Director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of the meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of Directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

        3.15    COMMITTEE PROCEEDINGS

        The meetings and proceedings of any committee consisting of two or more Directors shall be governed by the provisions of these presents regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations made by the Board.

        3.16    ACTS VALID

        All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any such Director, or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

        3.17    BODY CORPORATE DIRECTOR

        Any Director which is a body corporate may appoint any person its duly authorized representative for the purpose of representing it at meetings of the Board or with respect to written consents.

4.00    OFFICERS

        4.01    APPOINTMENT OF OFFICERS

        The Board may from time to time appoint a chairman of the Board, a Managing Director, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the Officers so appointed. The Board may specify the duties of, and delegate to such Officers power to manage the business and affairs of the Company. Except for a Managing Director and a Chairman of the Board, an Officer may need not be a Director and one person may hold more than one office.

        4.02    CHAIRMAN OF THE BOARD

        The Board may from time to time a Chairman of the Board who shall be a Director. If appointed, the Board may assign to him any of the powers and duties that are by any provision of these Articles assigned to the Managing Director or to the President; and he shall, subject to the provisions of the Act, have such other powers and duties as the Board may specify. He shall preside at all meetings of shareholders and Directors at which he is present. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the Managing Director, if any, or by the President if there is no Managing Director.

        4.03    MANAGING DIRECTOR

        The Board may from time to time appoint a Managing Director. If appointed, he shall have, subject to the authority of the Board, general supervision of the business and affairs of the company; and he shall, subject to the provisions of the Act, have such other powers and duties as the Board may specify. During the absence or disability of the President or if no President has been appointed, the Managing Director shall also have the powers and duties of that office.

        4.04    PRESIDENT

        If appointed, the President shall subject to the discretion of the Board, be the chief executive officer, and he shall have such powers and duties as the Board may specify. During the absence or disability of the Managing Director, or if no Managing Director has been appointed, the President shall also have the powers and duties of that office.

        4.05    VICE PRESIDENT

        A Vice President, if appointed, shall have such powers and duties as the Board or the chief executive officer may specify.

        4.06    SECRETARY

        The Secretary, if appointed, shall attend and be the Secretary of all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for the purpose, minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, Directors, officers, auditors and members of committees of the Board; he shall be the custodian of the stamp or mechanical device generally used for affixing the company seal and of all books, paper, records, documents and instruments belonging to the company except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the Board or the chief executive officer may specify.

        4.07    TREASURER

        The Treasurer, if appointed, shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safe keeping of securities and the disbursement of funds of the company; he shall render to the Board, whenever required, an account of all his transactions as treasurer and of the financial position of the company; and he shall have such other powers and duties as the Board or the chief executive officer may specify.

        4.08    OTHER OFFICERS

        The power and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed by be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

        4.09    VARIATION OF POWERS AND DUTIES

        The Board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

        4.10    TERM OF OFFICE

        The Board, in its discretion, may remove any officer of the company, without prejudice to such officer's right under any employment contract. Otherwise each officer appointed by the Board shall hold office until his successor is appointed.

        4.11    REMUNERATION

        Terms of employment and the remuneration of officers appointed by the Board shall be settled by it from time to time. The fact that any officer is a director or shareholder of the company shall not disqualify him from receiving such remuneration as an officer as may be determined.

        4.12    CONFLICT OF INTEREST

        An officer shall disclose his interest in any material contract or proposed material contract with the company in accordance with the terms of the Act.

        4.13    AGENTS AND ATTORNEYS

        The Board shall have the power from time to time to appoint agents or attorneys in fact for the company with such powers (including the power of substitution) as the Board shall deem appropriate.

        4.14    BONDS

        The Board shall have the power to the extent permitted by law, to require any officer, employee, agent or attorney in fact of the company to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board may deem advisable.

5.00    MEMBERS

        5.01    NOTICE OF MEETINGS

        Notice of every meeting of members shall be given personally or sent by courier service, mail, telex, cable or facsimile. If the company shall issue any class of bearer shares, notice of all meetings shall be given in the manner provided in the Memorandum of Association.

        5.02    VOTING, PROXY AND RECORD DATE

        At any meeting of members, each member entitled to vote thereat may so vote either in person or by proxy appointed by instrument in writing (including telex, cable, or facsimile). The proxy nominee shall present proof of identity satisfactory to the Secretary of the meeting.

        With respect to holders of registered shares entitled to vote at the meeting, such shareholders shall present thereat proof of identity satisfactory to the Secretary of the meeting. With respect to holders of bearer shares, the right to vote at the meeting shall be proven by presenting the certificate or certificates representing such shares to the Secretary of the meeting for inspection unless such requirement is waived by the Chairman of the meeting.

        If the board shall fail to fix a record date then the record date for the determination of the members entitled to receive notice of the meeting shall be at the close of business on the date immediately preceding the day on which the notice was sent or, if no notice is sent, shall be the day on which the meeting is held.

        5.03    CHAIRMAN AND SECRETARY

        The Chairman of any meeting of members shall be the Chairman or, in his absence, the President or, in his absence, the Managing Director or, in his absence, a Vice President. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be Chairman. If the Secretary of the corporation is absent, the Chairman shall appoint some person who need not be a shareholder, to act as Secretary of the meeting.

        5.04    PERSONS ENTITLED TO BE PRESENT

        The only persons entitled to be present at a meeting of members shall be those entitled to vote thereat and the Directors of the company and others who, although not entitled to vote, are entitled or required under any provision of the Act to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the members.

        5.05    QUORUM

        A quorum for the transaction of business at any meeting of members shall be that stipulated by the Act. If a quorum is present at the opening at any meeting of members, the members present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting.

        5.06    CASTING VOTE

        In any case of an equality of votes either upon a show of hands or upon a poll, the Chairman of the meeting shall be entitled to a second or casting vote.

        5.07    SHOW OF HANDS

        Subject to the provisions of the Act, any question at a meeting of members shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the vote recorded in favor or against any resolution or other proceeding in respect of the said questions, and the result of the vote so taken shall be the decision of the members upon the said question.

        5.08    BALLOTS

        On any question proposed for consideration at the meeting of members, any member or proxy holder entitled to vote at the meeting may require or demand a ballot either before or on the declaration of the result of any vote by show of hands. A ballot so required or demanded shall be taken in such manner as the Chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes as provided by the Act or the Memorandum of Association, and the result of the ballot so taken shall be the decision of the members on the said question. The demand of a ballot shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the ballot has been demanded and questions affected thereby.

        5.09    ADMISSION OR REJECTION OF A VOTE

        In case of any dispute concerning the admission or rejection of a vote, the Chairman shall determine the same and such determination made in good faith shall be final and conclusive. No such objection shall be raised except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered.

        5.10    ONE SHAREHOLDER

        Where the company has only one member or only one holder of any class or series of shares, the member present in person or by proxy constitutes a meeting.

        5.11    MERGER OR CONSOLIDATION

        When considering a plan of merger or consolidation, members holding outstanding shares of a class or series of shares shall be entitled to vote on the merger or consolidation as a class or series.

        5.12    NOTICE ON TRANSMISSION

        A person entitled to a share in consequence of the death or bankruptcy of a member, upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share, and upon supplying also an address for the service of notices, shall be entitled to have served upon him at such address any notice or document to which the member but for his death or bankruptcy would be entitled, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any member in pursuance of these presents shall notwithstanding that such member be then dead or bankrupt, and whether or not the Company had notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such member as sole or joint holder.


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


        5.13    COMMITTEE

        A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll by his committee, curator bonis or other person in the nature of a committee or curatory bonis appointed by such court, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which it is desired to vote.

6.00    SHARES

        6.01    CERTIFICATES

        The company shall issue certificates in respect of its shares and every holder of one or more shares of the company shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate. The certificate representing such shares shall be in such form and content as approved by the Board.

        The signatures of the signing officers to the share certificates may be printed or mechanically produced in facsimile upon such share certificate and every such facsimile signature shall for all purposes by deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the company.

        6.02    ALLOTMENT AND ISSUE

        The shares shall be under the control of the Board which may, from time to time, allot and issue or grant options to purchase the whole or any part of the authorized and the unissued shares the company at such time and to such persons and for such consideration as the Board shall determine.

        No holder of any class of shares of the capital of the company shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of shares of any class, whether now or hereafter authorized or any bonds, debentures or other securities convertible into shares of any class.

        6.03    TRANSFER AND TRANSMISSION OF SHARES

                a) The instrument of transfer of any shares in the company shall be executed by the transferor and the transferor shall be deemed to remain the holder of such shares until the name of the transferee is entered in the share register in respect thereof.

                b) Subject to the provisions of the Act, and the provisions of these Articles, no transfer of any share shall be recorded nor shall the same be valid or permitted to be entered in the share registered unless or until the share certificate has been surrendered and canceled by one of the officers of the company.

                c) Shares in the company may be transferred in any form the directors may think fit to register.

                d) The Board may decline to register a transfer of any shares on which the company has a lien and they may also in their absolute discretion decline to register a transfer to any person of whom they do not approve. The Board may also decline to register any transfer of shares without assigning any reason therefore. However, a personal representative of a deceased shareholder shall be entitled to be registered as a shareholder.

                e) In case of the death of a shareholder the survivors or survivor where the deceased was a joint holder, and the executor or administrators of the deceased where he was sole or only surviving holder, shall be the only person recognized by the Company as having any title to his interest in the shares.

                f) Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, subject as hereinafter provided, either by registered himself as holder of the share upon giving to the Company notice in writing of his desire, or transfer such share to some other person. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such member.

        Every instrument of transfer shall be left at the Office for the appropriate registration, accompanied by the certificate for the shares to be transferred and such other evidence as the Board may require to prove the title of the transferor or his right to transfer the shares.

        6.04    LIEN ON SHARES

                a) The company shall have a first and paramount lien upon all the shares owned by a member for his debts, liabilities and engagements solely or jointly with any other person to or with the company whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such shares.

                b) For the purpose of enforcing such lien the Board may sell the shares subject thereto in such manner as they shall think fit; but no sale shall be made until notice in writing of the intention to sell shall have been served on such member or his legal representatives, and default shall have been made by him or them, in payment, fulfillment or discharge of such debts, liability or engagements within seven days after such notice.

                c) The net proceeds of any such sale shall be applied in or towards satisfaction of such debts, liabilities or engagements and the balance (if any) paid to such member or his legal representative.

                d) Upon any sale for enforcing a lien in purported exercise of the power herein before given, the Board may cause the purchaser's name to be entered into the register in respect of the shares sold and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money and after his name has been entered in the register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damage only against the company exclusively.

        6.05    LOST OR DESTROYED CERTIFICATES

        No certificates for shares or stock of the company shall be issued in place of any certificate alleged to have been lost, or stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the company and its agents to such extent and in such manner as the Board may require.

7.00    DIVIDENDS

        7.01    RECORD DATE

        The Board may fix in advance a date as a record date for the determination of the persons entitled to receive payment of a dividend or the issue of any warrant or any evidence of a right to subscribe for a security of the company. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to receive the right to subscribe for securities of the company shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the Board.

        7.02    UNCLAIMED DIVIDENDS

        Any dividends unclaimed after the period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the company.

        7.03    DIVIDENDS ON TRANSMISSION

        The Directors may retain the dividends payable upon shares in respect of which any person is by virtue of transmission of shares entitled to become a member, or which any person is, by way of transmission, entitled to transfer until such person shall become a member in respect of such shares or shall transfer the same.

        7.04    DIVIDEND IN SPECIE

        The Company may, upon the recommendation of the Board, by resolution direct payment of a dividend in whole or in part by the distribution of specific assets, and in particular of paid up shares or debentures of any other company or in any one or more such ways; and the Board shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue factional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payment shall be made to any member upon the footing of the value so fixed in order to adjust the rights of all parties and may vest such specific assets in trustees as may seem expedient to the Board.

        7.05    PAYMENT

        Any dividend or other moneys payable in cash on or in respect of a share may be paid by check or warrant sent through the post to the registered address of the members or person entitled thereto, or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons or to such person and such address as such person or persons may be writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be paid by the bank on which it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

        7.06    JOINT HOLDERS

        If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

8.00    BORROWING AND SECURITIES

        8.01    BORROWING POWER

        Without limiting the borrowing power or borrowing powers of the company as set forth in the Act, the Board may from time to time on behalf of the company, without authorization of the members:

                a) Borrow money upon the credit of the company in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

                b) Issue, reissue, sell or pledge bonds, debentures, mortgages, notes or other evidence of indebtedness or guarantee of the company, whether secured or unsecured for such sums and at such prices as may be deemed expedient;

                c) to the extent permitted by the Act, give a guarantee on behalf of the company to secure the performance of any present or future indebtedness, liability or obligation of any person;

                d) to charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any present and future property, real and personal, immovable and movable, of the company, including its undertaking and rights, to secure any bonds, debentures, mortgages, notes or other evidence of indebtedness or guarantee or any other indebtedness, liability or obligation of the company, present or future;

        Nothing in this section limits or restricts the borrowing of money by the company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the company.

        8.02    DELEGATION

        The Board may from time to time delegate to one or more of the directors and officers of the company or such other person or persons as may be designated by the Board all or any of the powers conferred on the Board by article will determine at the time of each such delegation.

9.00    THE PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

        9.01    INDEMNITY

        Subject to the limitations contained in the Act, the company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the company's request as a director or officer or in any other capacity of a body corporate, a partnership, joint venture, trust or other enterprise of which the company is or was a shareholder or creditor or in which it was a participant or held an interest (or a person who undertakes or has undertaken any liability on behalf of the company or any such body corporate, partnership, joint venture, trust or other enterprise) and his heirs and legal representatives, against all costs, charges, fines, judgments and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, or administrative action or proceeding to which he is a party by reason of his having acted in a capacity as hereinbefore described.

        9.02    INSURANCE

        Subject to the limitations contained in the Act, the company may purchase and maintain insurance for the benefit of those persons described in clause 9.01 above, against any such liability incurred by him, as the Board may from time to time determine.

10.00   MISCELLANEOUS PROVISIONS

        10.01   RESERVE

        The Board may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Board, shall be applicable for any purpose to which the profits of the company may properly be applied, and pending such application may either be employed in the business of the Company or be invested. The Board may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or parts of any special funds into which the reserve may have been divided. The Board may also without placing the same to reserve carry forward any profits.

        10.02   AUTHENTICATION

        A document purporting to be a copy of a resolution of the Board or any extract from the minutes of a meeting of the Board which is certified as such in accordance with the Act shall be conclusive evidence in favor of all persons dealing with the company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Board.

        10.03   CORPORATE SEAL

        The corporate seal shall have inscribed thereon the name of the company and such other information as the Board may from time to time determine. In lieu of such corporate seal, when so authorized by the Board, a facsimile thereof may be impressed or affixed or reproduced.

        10.04   COMPUTATION OF TIME

        In computing the date when notice must be given under any provision requiring a specific number of days notice of any meeting or other event, the date of giving the notice shall be included and the date of meeting or other event shall be excluded.

        10.05   AMENDMENTS

        These Articles and/or Memorandum of Association may be amended by a resolution of the Board.

        IN WITNESS WHEREOF, we have hereunto subscribed our names this ___ day of February, 1990.

Subscribers           Address                            Signatures
-----------           -------                            ----------

Arthur F. Coady       c/o Oceanic Bank and Trust Ltd.     /s/ Arthur F. Coady
                      PO Box N-8220 Nassau, Bahamas      --------------------

Esther E. Gibson      c/o Oceanic Bank and Trust Ltd.     /s/ Esther E. Gibson
                      PO Box N-8220 Nassau, Bahamas      ---------------------

        Signed by the subscribers to the Articles of Association in the presence of:


Witness                               /s/ M. Glinton
                                      ---------------
                                      Monique Glinton

                                   SCHEDULE
                                      TO
                                 EXHIBIT 3.6

        Articles of Association not required to be filed because each of them is substantially identical to Exhibit 3.6 and the material details by which such Articles of Association differ from Exhibit 3.6 are as follows:

        1.   Articles of Association, dated February, 1990, of Andros Spirit
             Inc.

             a.       Name of Company:  Andros Spirit Inc.

        2.   Articles of Association, dated February, 1990, of Exuma Spirit
             Inc.

             a.       Name of Company:  Exuma Spirit Inc.

             b.       Signatories:  James McDonald, Esther E. Gibson

        3. Articles of Association, dated September 18, 1991, of Senang Spirit Inc.

             a.       Name of Company:  Senang Spirit Inc.

             b.       Name of Witness:  Monique Glinton